Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2025, with respect to the financial statements of Acurx Pharmaceuticals, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024. Our audit report includes an explanatory paragraph relating to Acurx Pharmaceuticals, Inc.’s ability to continue as a going concern.

/s/ CohnReznick LLP

Parsippany, New Jersey

March 17, 2025